SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 12, 2010
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240a.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240a.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	On October 5, 2010, the Company's Chief Operating Officer, Randall C. Fuerst, resigned from CACI to pursue other interests.
(c) (1)	On October 5, 2010, the Company named William M. Fairl as the Acting Chief Operating Officer. He will assume the functions previously performed by Mr. Fuerst until a replacement is named.
(2)
Mr. Fairl, age 61, is currently the President, US Operations, CACI, INC.-FEDERAL, a position he has held since July 1, 2007. There was no arrangement or understanding pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Fairl and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer.

Biographical information about Mr. Fairl is incorporated by reference from the information about Mr. Fairl appearing under the caption "Executive Officers" on page 13 of CACI's Proxy Statement dated October 6, 2010.

There are no transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Fairl was a participant.

(3)	There is no plan, contract or arrangement that was entered into or materially modified in connection with Mr. Fairl's assumption of the Chief Operating Officer's functions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary